Exhibit 10.1

EXECUTION VERSION

BANK OF AMERICA, N.A. BANC OF AMERICA SECURITIES LLC 214 NORTH TRYON STREET CHARLOTTE, NC 28255	UBS LOAN FINANCE LLC 677 WASHINGTON BOULEVARD STAMFORD, CT 06901 UBS SECURITIES LLC 299 PARK AVENUE NEW YORK, NY 10171	MORGAN STANLEY SENIOR FUNDING, INC. 1585 BROADWAY NEW YORK, NY 10036

June 11, 2008

Invitrogen Corporation 1600 Faraday Avenue Carlsbad, CA 92008
Attn:	David Hoffmeister
Chief Financial Officer

Project Atom

Commitment Letter

$2,650,000,000 Senior Secured Credit Facilities

Ladies and Gentlemen:

You have advised Bank of America, N.A. (“Bank of America”), Banc of America Securities LLC (“BAS”), UBS Loan Finance LLC (“UBS”), UBS Securities LLC (“UBSS”) and Morgan Stanley Senior Funding, Inc. (collectively with any other of its affiliates designated by Morgan Stanley Senior Funding, Inc., “MSSF”, together with Bank of America, BAS, UBS and UBSS, each a “Commitment Party” and, collectively, the “Commitment Parties”, “we” or “us”) that you (the “U.S. Borrower”) intend to acquire (the “Acquisition”) the applied biosystems business and properties of a company code-named “Atom” (the “Acquired Business”). The Acquisition will be effected through the merger of Atom with and into a 100%-owned subsidiary limited liability company formed by you. Prior to or concurrently with the Acquisition, all of the assets and properties of Atom not constituting the Acquired Business will have been split off pursuant to a separation agreement, dated as of May 8, 2008, by and among Atom and Celera Corporation (the “Split-Off”). The U.S. Borrower and all of the U.S. Borrower’s direct and indirect U.S and non-U.S. subsidiaries (including, collectively, the Acquired Business) are herein collectively referred to as the “Companies”.

You have also advised us that you intend to finance (a) the Acquisition, (b) the costs and expenses related to the Transaction (as hereinafter defined), (c) the repayment of, and termination of all commitments to make extensions of credit under, all the respective existing indebtedness of the Companies, other than (i) the Existing Converts (as hereinafter defined), (ii) certain local credit lines in non-U.S. jurisdictions to be specified to the Lead Arrangers (as defined below) and (iii) other exceptions reasonably acceptable to us (the “Refinancing”), and (d) the ongoing working capital and other general corporate purposes of the Companies after consummation of the Acquisition from the following sources (and that no financing other than the financing described herein will be required in connection with the Transaction): (a) the issuance of not less than 76,600,000 shares of common stock of the U.S. Borrower (the “Equity Contribution”), (b) $2,650,000,000 in senior secured credit facilities of the Borrowers (as hereinafter defined) (collectively, the “Facilities”), comprised of (i) Term Facilities (the “Term Facilities”) aggregating $2,400,000,000 and (ii) a revolving credit facility of $250,000,000 (the “Revolving Facility”); and (c) cash on hand of the U.S. Borrower, the Acquired Business and their respective subsidiaries. The Equity Contribution, the entering into and funding of the Facilities, the Acquisition, the Split-Off, the Refinancing and all related transactions are hereinafter collectively referred to as the “Transaction”. The estimated sources and uses of funds for financing the Transaction are as set forth on Schedule 1 hereto. As used herein, the term “Existing Converts” means, collectively, the (i) $325,000,000 2% convertible senior notes of Invitrogen Corporation due 2023, issued under the

Indenture dated August 1, 2003, (ii) $350,000,000 2% convertible senior notes of Invitrogen Corporation due 2023, issued under the Indenture dated December 14, 2004, (iii) $450,000,000 1.5% convertible senior notes of Invitrogen Corporation due 2024, issued under the Indenture dated February 19, 2004, (iv) $450,000,000 1.5% convertible senior notes of Invitrogen Corporation due 2024, issued under the Indenture dated December 14, 2004 and (v) $350,000,000 3.25% convertible senior notes of Invitrogen Corporation due 2025, issued under the Indenture dated June 20, 2005.

1. Commitments. In connection with the foregoing, (a) Bank of America is pleased to advise you of its several, but not joint, commitment to provide 50% of the principal amount of each of the Facilities and to act as sole administrative agent (in such capacity, the “Administrative Agent”) for the Facilities, all upon and subject to the terms and conditions set forth in (i) this letter agreement and in (ii) the Summary of Principal Terms and Conditions attached as Annex I hereto (the “Term Sheet”) and the Conditions Precedent attached as Annex II hereto (collectively, the “Summary of Terms” and, together with this letter agreement, the “Commitment Letter”), (b) UBS is pleased to advise you of its several, but not joint, commitment to provide 30% of the principal amount of each of the Facilities, (c) MSSF is pleased to advise you of its several, but not joint, commitment to provide 20% of the principal amount of each of the Facilities and (d) BAS, UBSS and MSSF are pleased to advise you of their willingness, as joint lead arrangers and joint book managers (in such capacity, the “Lead Arrangers”) for the Facilities (it being understood that BAS shall appear on the “left” in any Information Memorandum or other offering materials in connection with the Facilities, and it being understood and agreed by the parties that for the purposes of the Loan Pricing Corporation or any other relevant entity that allows league table credit to only two book running managers, BAS and UBSS shall receive credit in league tables in respect of the Facilities), to form a syndicate of financial institutions and institutional lenders (collectively, the “Lenders”) in consultation with you for the Facilities, including Bank of America, UBS and MSSF (the “Initial Lenders”). In addition, UBSS and MSSF are pleased to advise you of their willingness to act as co-syndication agents for the Facilities, and each will perform the duties and exercise the authority customarily performed by it in such a role.

All capitalized terms used and not otherwise defined herein shall have the same meanings as specified therefor in the Summary of Terms. The date of the initial funding under the Facilities is referred to herein as the “Closing Date”, and the consummation of such initial funding or issuance and sale is referred to herein as the “Closing”.

2. Conditions to Financing. The commitment of Bank of America, UBS and MSSF in respect of the Facilities, and the undertaking of BAS, UBSS and MSSF to provide the services described herein are subject solely to the satisfaction of the conditions precedent set forth in Annex II hereto in addition to the satisfaction of the following conditions precedent: (a) your acceptance of each of the separate confidential fee letters addressed to you dated the date hereof from (i) the Commitment Parties and (ii) the Administrative Agent (collectively, the “Fee Letter”), and you shall have performed, or caused the Companies to perform, in all material respects, all of your obligations set forth therein which are required to be performed on or prior to the Closing Date; (b) the accuracy and completeness in all material respects of all representations that you and your affiliates make to the Commitment Parties in the Commitment Letter and the Fee Letter; (c) prior to and during the syndication of the Facilities prior to the Closing Date there shall be no offering, placement or arrangement of any debt securities or bank financing by or on behalf of any of the Companies or any of their affiliates (excluding affiliates of Atom that are not part of the Acquired Business) that could reasonably be expected to disrupt or materially interfere with the orderly syndication of the Facilities and (d) the negotiation, execution and delivery of definitive documentation for the Facilities to be based upon and otherwise consistent with the Summary of Terms.

It is understood and agreed that (i) the only representations relating to the Acquired Business, its subsidiaries and its businesses the making of which shall be a condition to availability of the Facilities on the Closing Date shall be (A) such of the representations made by the Acquired Business in the Acquisition Agreement, but only to the extent that you have the right to terminate your obligations under, and/or not to consummate the Acquisition in accordance with, the Acquisition Agreement as a result of the failure of such representations and warranties to be true and correct and (B) the Specified Representations (as defined below)

and (ii) the terms of the definitive documentation shall be in a form such that they do not impair availability of the Facilities on the Closing Date if the conditions set forth herein and in Annex II hereto are satisfied. For purposes hereof, “Specified Representations” means those representations and warranties, as described in the Summary of Terms, relating to the following (with customary and usual materiality and qualifications): (i) legal existence, qualification and power; (ii) due authorization and non-contravention of law, contracts or organizational documents (as they relate to the entering into and performance of the definitive documentation for the Facilities); (iii) governmental and third party approvals and consents; (iv) enforceability (as it relates to the entering into and performance of the definitive documentation for the Facilities); (v) validity, perfection and priority of security interests (subject to the limitations on the requirements to perfect the security interests in certain Collateral on the Closing Date as set forth in Annex II hereof), (vi) use of proceeds and not engaging in business of purchasing/carrying margin stock; and (vii) status under Investment Company Act.

3. Syndication. The Lead Arrangers intend to commence syndication of the Facilities promptly upon your acceptance of the terms of this Commitment Letter and the Fee Letter. You agree to assist actively, and to use your commercially reasonable efforts to cause the Acquired Business to assist actively, the Lead Arrangers in achieving a syndication of the Facilities that is satisfactory to the Lead Arrangers, Bank of America, UBS, MSSF and you. Such assistance shall include (a) your providing, and using your commercially reasonable efforts to cause the Acquired Business and its advisors to provide, the Commitment Parties upon request with all information reasonably deemed necessary by the Lead Arrangers to complete such syndication, including, but not limited to, information, evaluations and projections prepared by you, the Acquired Business and its subsidiaries and your and their advisors, or on your or their behalf, or as may be reasonably requested by the Lead Arrangers, relating to the Transaction (including the Projections (as hereinafter defined), the “Information”), (b) assisting in the preparation of Information Memoranda and other materials to be used in connection with the syndication of the Facilities (collectively with the Summary of Terms and any additional summary of terms prepared for distribution to Public Lenders (as hereinafter defined), the “Information Materials”), (c) using your commercially reasonable efforts to ensure that the syndication efforts of the Lead Arrangers benefit materially from your existing lending relationships and the existing banking relationships of the Acquired Business, (d) using your commercially reasonable efforts to procure ratings for the Facilities from each of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), and Moody’s Investors Service Inc. (“Moody’s”) as soon as reasonably practicable after your acceptance of the Commitment Letter and (e) otherwise using your commercially reasonable efforts to assist the Lead Arrangers in their syndication efforts, including by making your senior officers and advisors, and using your commercially reasonable efforts to make the senior officers and advisors of the Acquired Business, available from time to time to attend and make presentations regarding you and the Acquired Business and your respective prospects at one or more meetings of prospective Lenders at such times and locations as are reasonably requested by the Lead Arrangers. You hereby agree that you shall use commercially reasonable efforts to complete the Information Memoranda to be used in connection with the syndication of the Facilities by no later than 30 days after your acceptance of the Commitment Letter; it being understood that in any case such Information Memoranda shall be completed by no later than 30 days prior to the Closing Date. Notwithstanding the Lead Arrangers’ right to syndicate the Facilities and receive commitments with respect thereto, it is understood that any syndication of, or receipt of commitments in respect of, all or any portion of any Commitment Party’s respective commitment hereunder prior to the initial funding of the Facilities shall not reduce any Commitment Party’s respective commitment hereunder. In addition, neither the commencement nor the completion of the syndication of any of the Facilities shall be a condition precedent to any of the commitments or undertakings of the Commitment Parties set forth in this Commitment Letter.

It is understood and agreed that the Lead Arrangers will manage and control all aspects of the syndication of the Facilities in consultation with you, including decisions as to the selection of prospective Lenders and any titles offered to proposed Lenders, when commitments will be accepted, the final allocations of the commitments among the Lenders, selecting counsel for the Lenders and negotiating the definitive documentation for the Facilities. It is understood that no Lender participating in the Facilities will receive compensation from you in order to obtain its commitment, except on the terms contained herein and in the Summary of Terms. You agree that no other agents, co-agents or arrangers will be appointed and no other titles awarded, in each case in connection with the Facilities, unless otherwise agreed by you and the Lead Arrangers. It is also understood and agreed that the amount and distribution of the fees among the Lenders will be at the sole and absolute discretion of the Lead Arrangers.

4. Information Requirements. You hereby represent, warrant and covenant that (a) all financial projections concerning the Companies that have been or are hereafter made available to the Lead Arrangers or any of the Lenders by you or any of your representatives (or on your or their behalf) or, to the best of your knowledge, by the Acquired Business or its or their subsidiaries or their representatives (or on their behalf) (the “Projections”) have been or will be prepared in good faith based upon assumptions believed by you to be reasonable at the time of the preparation thereof, and (b) all Information, other than Projections and information of a general economic nature, that has been or is hereafter made available to the Lead Arrangers or any of the Lenders by you or any of your representatives (or on your or their behalf) or by any of the Companies, the Acquired Business or any of its representatives (or on its or their behalf) in connection with any aspect of the Transaction, taken as a whole, as and when furnished, is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading. You agree to furnish us with further and supplemental information from time to time until the Closing Date and, if requested by us, for such period (not to exceed 90 days) thereafter as is necessary to complete the syndication of the Facilities so that the representation, warranty and covenant in the immediately preceding sentence are correct on the Closing Date and on such later date on which the syndication of the Facilities is completed as if the Information were being furnished, and such representation, warranty and covenant were being made, on such date. In issuing their respective commitments and in arranging and syndicating the Facilities, you recognize and confirm that each of the Commitment Parties (i) is and will be using and relying on the Information and the Projections without independent verification thereof, (ii) does not assume responsibility for the accuracy or completeness of the Information or the Projections and such other information and (iii) will not make an appraisal of any assets or liabilities of any of the Companies. The Information and Projections provided to the Lead Arrangers prior to the date hereof are hereinafter referred to as the “Pre-Commitment Information”.

You acknowledge that (a) the Commitment Parties on your behalf will make available Information Materials to the proposed syndicate of Lenders by posting the Information Materials on IntraLinks or another similar electronic system and (b) certain prospective Lenders (such Lenders, “Public Lenders”; all other Lenders, “Private Lenders”) may have personnel that do not wish to receive material non-public information (within the meaning of the United States federal securities laws, “MNPI”) with respect to the Companies, their respective affiliates or any other entity, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to the Companies’ securities. If requested, you will assist us in preparing an additional version of the Information Materials not containing MNPI (the “Public Information Materials”) to be distributed to prospective Public Lenders.

Before distribution of any Information Materials (a) to prospective Private Lenders, you shall provide us with a customary letter authorizing the dissemination of the Information Materials and (b) to prospective Public Lenders, you shall provide us with a customary letter authorizing the dissemination of the Public Information Materials and confirming the absence of MNPI therefrom. In addition, at our request, you shall identify Public Information Materials by clearly and conspicuously marking the same as “PUBLIC”.

You agree that the Commitment Parties on your behalf may distribute the following documents to all prospective Lenders, unless you advise the Commitment Parties in writing (including by email) within a reasonable time prior to their intended distributions that such material should only be distributed to prospective Private Lenders: (a) administrative materials for prospective Lenders such as lender meeting invitations and funding and closing memoranda, (b) notifications of changes to the Facilities’ terms and (c) other materials intended for prospective Lenders after the initial distribution of the Information Materials, including drafts and final versions of definitive documents with respect to the Facilities. If you advise us that any of the foregoing items should be distributed only to Private Lenders, then the Commitment Parties will not distribute such materials to Public Lenders without further discussions with you. You agree (whether or not any Information Materials are marked “PUBLIC”) that Information Materials made available to prospective Public Lenders in accordance with this Commitment Letter shall not contain MNPI.

5. Fees and Indemnities. By executing this Commitment Letter, you agree, if the Closing Date occurs, to reimburse the Commitment Parties on demand for all reasonable out-of-pocket fees and expenses (including, but not limited to, (a) the reasonable fees, disbursements and other charges of Fried Frank Harris Shriver & Jacobson LLP, as counsel to the Lead Arrangers and the Administrative Agent, and of any special and local counsel to the Lenders retained by or on behalf of the Lead Arrangers or the Administrative Agent and (b) due diligence expenses (including the reasonable fees, disbursements and other charges of Latham & Watkins LLP in connection therewith)) incurred in connection with the Facilities, the syndication thereof and the preparation of the Commitment Letter and the definitive documentation therefor, and with any other aspect of the Transaction, any similar transaction and any of the other transactions contemplated hereby.

You also agree to indemnify and hold harmless each Commitment Party and each Lender and each of their affiliates and their respective officers, directors, employees, agents, advisors and other representatives (each an “Indemnified Party”) from and against (and will reimburse each Indemnified Party as the same are incurred for) any and all claims, damages, losses, liabilities and expenses (including, without limitation, the reasonable fees, disbursements and other charges of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (a) any aspect of the Transaction or any similar transaction and any of the other transactions contemplated thereby or (b) the Facilities and any other financings, or any use made or proposed to be made with the proceeds thereof except to the extent such claim, damage, loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s or its affiliates’ gross negligence, willful misconduct or bad faith. In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by you, your equityholders or creditors or an Indemnified Party, whether or not an Indemnified Party is otherwise a party thereto and whether or not any aspect of the Transaction is consummated. You also agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to you or your subsidiaries or affiliates or to your or their respective equity holders or creditors or to any other person or entity arising out of, related to or in connection with any aspect of the Transaction, except to the extent of direct (as opposed to special, indirect, consequential or punitive) damages determined in a final nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s or its affiliates’ gross negligence, willful misconduct or bad faith. Notwithstanding any other provision of this Commitment Letter, no Indemnified Party shall be liable for any damages arising from the use by others of information or other materials obtained through electronic telecommunications or other information transmission systems, other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnified Party or its affiliates as determined by a final and nonappealable judgment of a court of competent jurisdiction.

6. Confidentiality and Other Obligations. This Commitment Letter and the Fee Letter and the contents hereof and thereof are confidential and, except for the disclosure hereof or thereof on a confidential basis to your accountants, attorneys and other professional advisors retained by you in connection with the Transaction or as otherwise required by law (in which case you agree to inform us promptly thereof prior to such disclosure to the extent permitted by law), may not be disclosed in whole or in part to any person or entity without our prior written consent; provided, however, it is understood and agreed that you may disclose this Commitment Letter (including the Summary of Terms) and, solely in the case of the following clauses (a), (c), (d), (e) and (h), the Fee Letter or the contents thereof: (a) on a confidential basis to the board of directors and advisors of the Acquired Business in connection with their consideration of the Transaction, (b) after your acceptance of this Commitment Letter and the Fee Letter, in filings with the Securities and Exchange Commission and other applicable regulatory authorities and stock exchanges and summary descriptions thereof as are reasonably agreed by the Lead Arrangers and you in any offering memorandums related to the Transaction, (c) after using commercially reasonable efforts to provide written notice to the Lead Arrangers of any legally required disclosure (to the extent permitted by law), as otherwise required by law, (d) pursuant to the order of any court or administrative agency or in any legal or administrative proceeding or otherwise as required by applicable law or regulations or by any subpoena or similar legal process (in which case you shall use your commercially reasonable efforts promptly to notify the Lead Arrangers and the Initial Lenders thereof to the extent lawfully permitted to do so), (e) to any regulatory authority (including any self-regulatory organization claiming to have jurisdiction) having jurisdiction over the Companies or their respective affiliates (in which case you shall promptly notify the Lead Arrangers and the Initial Lenders thereof to the extent lawfully permitted to do so prior to such disclosure), (f) to rating agencies, (g) in connection with the exercise of any remedies under this Commitment Letter or any related documents or the enforcement of rights hereunder or thereunder and (h) with our consent; provided that it is understood that you may make a public announcement of the Transaction and disclose the existence of the Commitment and the identity and roles of the Lead Arrangers and the Initial Lenders. Each of the Commitment Parties hereby notifies you that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001), as amended, each of them may be required to obtain, verify and record information that identifies you, which information includes your name and address and other information that will allow such Commitment Party as applicable, to identify you in accordance with such Act.

You acknowledge that each of the Commitment Parties or their affiliates may be providing financing or other services to parties whose interests may conflict with yours. Each of the Commitment Parties agrees that neither it nor any of its affiliates will furnish confidential information obtained from you to any of such Commitment Party’s or any of such Commitment Party’s affiliates’ other customers, and such Commitment Party and its affiliates will treat confidential information relating to you, the other Companies and your and their respective affiliates with the same degree of care as they treat their own confidential information. Each Commitment Party further advises you that it will not make available to you confidential information that it has obtained or may obtain from any other customer. In connection with the services and transactions contemplated hereby, you agree that each Commitment Party is permitted to access, use and share with any of its bank or non-bank affiliates, agents, advisors (legal or otherwise) or representatives, any information concerning you, the Companies or any of your or its respective affiliates that is or may come into the possession of such Commitment Party or any of such affiliates.

In connection with all aspects of each transaction contemplated by this Commitment Letter, you acknowledge and agree, and acknowledge your affiliates’ understanding, that: (a) (i) the arranging and other services described herein regarding the Facilities are arm’s-length commercial transactions between you and your affiliates, on the one hand, and the Commitment Parties, on the other hand, (ii) you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate and (iii) you are capable of evaluating, and understanding and understand and accept, the terms, risks and conditions of the transactions contemplated hereby; (b) (i) each Commitment Party has been, is and will be acting solely as a principal and, except as otherwise expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for you or any of your affiliates or any other person or entity and (ii) none of the Commitment Parties has any obligation to you or your affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein; and (c) the Commitment Parties and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from yours and those of your affiliates, and the Commitment Parties have no obligation to disclose any of such interests to you or your affiliates. To the fullest extent permitted by law, you hereby waive and release any claims that you may have against the Commitment Parties with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated by this Commitment Letter.

7. Survival of Obligations. The provisions of numbered paragraphs 3, 4, 5 and 6 shall remain in full force and effect regardless of whether any definitive documentation for the Facilities shall be executed and delivered and notwithstanding the termination of this Commitment Letter or any commitment or undertaking of any Commitment Party hereunder; provided the provisions of numbered paragraph 3 shall remain in full force and effect only until the earlier of (x) the completion of a Successful Syndication (as defined in the Fee Letter) and (y) 90 days after the Closing Date.

8. Miscellaneous. This Commitment Letter and the Fee Letter may be executed in counterparts which, taken together, shall constitute one original. Delivery of an executed counterpart of a signature page to this Commitment Letter or the Fee Letter by telecopier, facsimile or by “.pdf” or similar electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

THIS COMMITMENT LETTER AND THE FEE LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. You and the Commitment Parties each hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim (whether based in contract, tort or otherwise) arising out of or relating to this Commitment Letter (including, without limitation, the Summary of Terms), the Fee Letter, the Transaction and the other transactions contemplated hereby and thereby or the actions of each of the Commitment Parties in the negotiation, performance, administration or enforcement hereof. You and the Commitment Parties each hereby irrevocably submit to the non-exclusive jurisdiction of any New York State court or Federal court sitting in the Borough of Manhattan in New York City in respect of any suit, action or proceeding arising out of or relating to the provisions of this Commitment Letter (including, without limitation, the Summary of Terms), the Fee Letter, the Transaction and the other transactions contemplated hereby and thereby and irrevocably agrees that all claims in respect of any such suit, action or proceeding, to the fullest extent permitted under applicable law, may be heard and determined in any such court. You and the Commitment Parties each waive, to the fullest extent permitted by applicable law, any objection that you or it may now or hereafter have to the laying of the venue of any such suit, action or proceedings brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment against you in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law. Nothing herein shall affect the right of the Commitment Parties or any Lender to commence legal proceedings or otherwise sue you in any other appropriate jurisdiction, or concurrently in more than one jurisdiction. You agree that process served either personally or by registered mail shall, to the extent permitted by law, constitute adequate service of process in any such suit, action or proceeding. You and the Commitment Parties each waive, to the fullest extent permitted by applicable law, any immunity which it or its assets may have in respect of its obligations under the Commitment Letter, the Fee Letter or any definitive credit or collateral documentation for the Facilities from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process.

This Commitment Letter, together with the Summary of Terms and the Fee Letter embody the entire agreement and understanding among each of the Commitment Parties, you and your affiliates with respect to the Facilities and supersedes all prior agreements and understandings relating to the subject matters hereof. No party has been authorized by any of the Commitment Parties to make any oral or written statements that are inconsistent with this Commitment Letter.

This Commitment Letter is not assignable by you without our prior written consent and is intended to be solely for the benefit of the parties hereto and the Indemnified Parties. Nothing herein, express or implied, is intended to confer, shall be construed to confer, or shall confer, upon the Acquired Business, any of its subsidiaries, affiliates, shareholders or creditors or any other person (other than the Indemnified Parties) not a named party hereto any legal or equitable right, benefit, standing or remedy of any nature whatsoever under or by reason of this Commitment Letter. This Commitment Letter and the Fee Letter may not be amended or any provision hereof or thereof waived or modified except by an instrument in writing signed by the parties hereto or thereto, as applicable.

Each of the Commitment Parties reserves the right to employ the services of its affiliates in providing services contemplated by this Commitment Letter and to allocate, in whole or in part, to its affiliates certain fees payable to it in such manner as it and its affiliates may agree in their sole discretion. You also agree that each Initial Lender may at any time and from time to time assign all or any portion of its commitment hereunder to one or more of its affiliates subject to the limitations set forth in this Commitment Letter.

All amounts payable under this Commitment Letter will be made in U.S. dollars and, in any case, shall not be subject to counterclaim or set-off for, or be otherwise affected by, any claim or dispute relating to any other matter. In addition, all such payments shall be made without deduction for any taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any national, state or provincial taxing authority, or will be grossed up by you for such amounts.

In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency other than U.S. dollars (the “Judgment Currency”), you will indemnify each of the Commitment Parties against any loss incurred by them as a result of any variation as between (a) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (b) the rate of exchange at which such Commitment Party is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by it. The foregoing indemnity shall constitute a separate and independent obligation of you, shall survive any termination of the commitments hereunder and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs payable in connection with the purchase of or conversion into U.S. dollars.

All respective commitments and undertakings of the Commitment Parties hereunder with respect to the Facilities will expire at 5:00 p.m. (New York City time) on June 12, 2008, unless you execute this Commitment Letter as provided below and the Fee Letter as provided therein to accept such commitments and return both of them to us prior to that time, whereupon this Commitment Letter and the Fee Letter shall become binding agreements. Thereafter, all accepted commitments and undertakings of the Commitment Parties hereunder will expire on the earliest of (a) the Outside Date, as defined in the Acquisition Agreement, after giving effect to the second proviso in Section 7.1(b) (it being understood, for the avoidance of doubt, that the Outside Date, for purposes of this clause (a), shall not extend beyond June 11, 2009), (b) June 11, 2009, unless the Closing Date occurs on or prior thereto, (c) the closing of the Acquisition without the use of the Facilities and (d) the termination of the Acquisition Agreement (any such date being herein referred to as the “Termination Date”). You agree that, in consideration of the time and resources that the Commitment Parties will devote to the Facilities, following your acceptance of this Commitment Letter and until the Termination Date, you will not solicit, initiate, entertain or permit, or enter into any discussions in respect of, and offering, placement or arrangement of any competing senior credit facilities for the U.S. Borrower and its subsidiaries with respect to the matters addressed in this letter.

We are pleased to have the opportunity to work with you in connection with this important financing.

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Very truly yours,

BANK OF AMERICA, N.A.

By:	/s/ John C. Plecque
Name:	John C. Plecque
Title:	Senior Vice President

BANC OF AMERICA SECURITIES LLC

By:	/s/ Pamela R. Levy
Name:	Pamela R. Levy
Title:	Managing Director

UBS LOAN FINANCE LLC

By:	/s/ Lauren Clancy
Name:	Lauren Clancy
Title:	Executive Director

By:	/s/ Warren Jervey
Name:	Warren Jervey
Title:	Executive Director

UBS SECURITIES LLC

By:	/s/ Lauren Clancy
Name:	Lauren Clancy
Title:	Executive Director

By:	/s/ Warren Jervey
Name:	Warren Jervey
Title:	Executive Director

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Peter Zippelius
Name:	Peter Zippelius
Title:	Vice President

The provisions of this Commitment Letter are Accepted and Agreed to as of the date first above written:

INVITROGEN CORPORATION

By:	/s/ John A. Cottingham
Name:	John A. Cottingham
Title:	Senior Vice President, General Counsel & Secretary

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